UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: August 14, 2014 (date of earliest event report)

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On August 8, 2014, we received hard copy of Demand for Payment of $791,206.79 pursuant to Credit Agreement, dated June 8, 2012, as Amended by that Second Amendment to Credit Agreement, dated October 23, 2013 and Replacement and Consolidated Revolving Note, dated October 23, 2013; and Richard Parlontieri pursuant to Validity Guaranty, dated June 8, 2012 from TCA Global Credit Master Fund, L.P. and Trafalgar Capital Advisors, LLC (“TCA”).  According to the notice, the demand of Speedemissions is a result of failure to make timely payments.  We do not agree with this action and are currently negotiating with TCA regarding options to remedy this default, but have no resolution as of the date of this report.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2014	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President and Chief Executive Officer